 Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2009

LETTER FROM THE CEOs                                                                                                                                   As of December 3, 2009

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the third quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2009, Fund Twelve was in its operating period.  As of September 30th, we had invested $276,719,0161 of capital, or 90.22% of capital available for investment, in approximately $501,882,7142 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio3 for the quarter was 150.12%.  As of September 30th, Fund Twelve held $32,328,409 of capital available for future investments and maintained a leverage ratio of 0.624.  Fund Twelve collected 98.52%5 of all scheduled rent and loan receivables due for the quarter, with our uncollected rent related to our leases with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

We continue to be able to take advantage of the dislocation in the credit markets by making some very favorable investments in business-essential equipment and corporate infrastructure.  During the third quarter, we made an additional senior term loan secured by analog seismic system equipment to an affiliate of ION Geophysical Corporation, as well as purchased and leased additional natural gas compressors to an affiliate of Atlas Pipeline Partners.  The total equity we invested in the third quarter of 2009 was $8,229,8856.

We believe our portfolio is performing well and that there will be many excellent opportunities for us to deploy our remaining equity in well structured deals secured by business-essential equipment and corporate infrastructure, as traditional lenders are still fairly reluctant to lend in the current economic climate.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
3	The ratio of inflows from investments divided by paid distributions.
4	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5	Collections as of November 13, 2009.
6	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON LEASING FUND TWELVE, LLC

- Portfolio Overview Third Quarter 2009 -

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

•
On October 28, 2009, we, through our wholly-owned entity, ICON Eclipse Pte. Ltd. (“ICON Eclipse”), purchased a pipelay barge, the Leighton Eclipse, from Leighton Contractors (Singapore) Pte. Ltd. (“Leighton”) for $75,000,000.  The Leighton Eclipse was bareboat chartered back to Leighton for a period of eight years.  The purchase price for the Leighton Eclipse consisted of $3,500,000 in cash and $71,500,000 in a non-recourse loan, which included $45,000,000 of senior debt pursuant to a $79,800,000 senior facility agreement with Standard Chartered Bank, Singapore Branch (the “Facility Agreement”) and $26,500,000 of subordinated seller’s credit.  All of Leighton’s obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

•
On October 30, 2009, ICON Ionian, LLC (“ICON Ionian”), a limited liability company wholly-owned by us, purchased a product tanker vessel, the Ocean Princess, from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  Simultaneously with the purchase, the Ocean Princess was bareboat chartered back to Lily Shipping for sixty months.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  If an event of default occurs, ICON Ionian’s obligation to repay the payable is terminated.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian. We paid an acquisition fee to our Manager of approximately $323,000 in connection with this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2009, our portfolio consisted primarily of the following investments.

•
We, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC, own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc.  We paid purchase prices in the amounts of approximately $21,294,000, $5,939,000 and $3,859,000 for the equipment and their respective leases are set to expire on November 30, 2011, March 31, 2011 and March 31, 2012.

•
We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 55% by us and 45% by ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”), an affiliate of our Manager, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
We own a saturation diving system that we acquired from Swiber Engineering Ltd. (“Swiber”) through our wholly-owned subsidiary, ICON Diving Marshall Islands, LLC, for $10,000,000, comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  Simultaneously with the purchase, we entered into a lease with our wholly-owned subsidiary, ICON Diving Netherlands B.V. (“ICON Diving”).  ICON DNBV then entered into a sixty month lease with Swiber Offshore Construction Pte. Ltd. (“Swiber Construction”) that is scheduled to expire on June 30, 2014.  All of the obligations of Swiber Construction are guaranteed by its parent company, Swiber Holdings Limited (“Holdings”).

•
A 300-man accommodation and work barge, the Swiber Victorious (the “Barge”), equipped with a 300-ton pedestal mounted offshore crane that is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. (“Swiber Marine”).  The Barge was purchased by Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), from Swiber for $42,500,000.  The purchase price was comprised of (i) a $19,125,000 equity investment from ICON Victorious, (ii) an $18,375,000 contribution-in-kind by Swiber and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, Swiber Marine has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the various Swiber entities that are parties to the transaction are guaranteed by Holdings.  In addition, Victorious granted a first priority mortgage in the Barge as security for Swiber Construction’s obligations under its lease with ICON Diving.  The obligations of Swiber Construction, Swiber, and Holdings are subordinate only to ICON Victorious’ rights in the Barge.

•
ICON ION, LLC (“ICON ION”), a joint venture owned 55% by us and 45% by Fund Fourteen, was formed for the purpose of making secured term loans to ARAM Rentals Corporation (“ARC”) and ARAM Seismic Rentals, Inc. (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of five years, beginning on August 1, 2009.

•
We own two Aframax product tankers that we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd., also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET, Inc. Limited (“AET”) that expire on November 14, 2013 and November 13, 2013, respectively.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC (“ICON Carina”), a joint venture owned 64.30% by us and 35.70% by ICON Income Fund Ten, LLC (“Fund Ten”), an affiliate of our Manager.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC (“ICON Corona”), a joint venture owned 64.30% by us and 35.70% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an affiliate of our Manager, have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring.

•
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, Fund Ten and Fund Eleven, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Eleven have ownership interests of 52.75%, 12.25% and 35%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000 and is secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $16,655,000.

•
ICON Northern Leasing II, LLC, our wholly-owned subsidiary, provided a senior secured loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc., pursuant to a Master Loan and Security Agreement, dated March 31, 2009. The loan accrues interest at a rate of 18% per year and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty from Northern Leasing Systems, Inc. of 10% of the loan amount.

•
Our wholly-owned entities, ICON Mynx Pte. Ltd. (“ICON Mynx”) and ICON Stealth Pte. Ltd. (“ICON Stealth”), purchased an accommodation and work barge, the Leighton Mynx, and the pipelay barge, the Leighton Stealth, respectively, from Leighton.  Simultaneously with the purchases, each of ICON Mynx and ICON Stealth entered into a bareboat charter to charter its respective vessel to Leighton for a period of eight years.  The Leighton Mynx was purchased for $10,000,000 consisting of $450,000 in cash and $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt pursuant to the Facility Agreement and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000 consisting of $2,250,000 in cash and $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt pursuant to the Facility Agreement and $16,950,000 of subordinated seller’s credit.  All of Leighton’s obligations are guaranteed by its ultimate parent company, Leighton Holdings.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.  We, through our wholly-owned subsidiary, ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

•
Mining equipment consisting of three 100-ton haul trucks and one 14-cubic yard wheel loader that was purchased through our wholly-owned subsidiary, ICON Murray, LLC, for approximately $3,348,000.  The equipment is subject to a lease with American Energy Corporation (“American Energy”) and Ohio American Energy, Incorporated that is set to expire on March 31, 2011.  We also own pan line and hauling equipment used in underground long wall mining that was purchased through our wholly-owned subsidiary, ICON Murray II, LLC, for approximately $3,196,000.  That equipment is subject to a lease with American Energy and The Ohio Valley Coal Company that is set to expire on December 31, 2011.  The obligations under the leases are guaranteed by Murray Energy Corporation.

•
A one off machine paper coating manufacturing line through ICON Appleton, LLC (“ICON Appleton”), our wholly-owned subsidiary.  ICON Appleton made a secured term loan to Appleton Papers, Inc. (“Appleton”) in the amount of $22,000,000 commencing on November 7, 2008 for a period of sixty months.  On March 26, 2009, the loan and security agreement (the “Loan”) and the secured term loan note to Appleton were amended due to a default on one of the covenants in Appleton’s credit facility. As a result of the cross-default provisions of the Loan, the interest on the term note was adjusted to accrue interest at 14.25% per year.

•
Fourteen 2009 model year MCID4505 passenger buses that were purchased through our wholly-owned subsidiary, ICON Coach, LLC, for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that is set to expire on March 31, 2014 and the obligations of CUSA are guaranteed by Coach.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc. (“MWU”).  We acquired the equipment for a purchase price of $18,990,000 and it is subject to a sixty month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crow’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.  On February 27, 2009, we, Fund Ten, Fund Eleven and IEMC Corp., a subsidiary of our Manager, entered into an Amended Forbearance Agreement with MWU, LC, Crow and seven other subsidiaries of MWU with respect to certain lease defaults.  In consideration for restructuring LC’s lease payment schedule, we received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC at an aggregate exercise price of $1,000 exercisable until March 31, 2015.  On June 1, 2009, we amended and restructured the lease with LC to reduce the assets under lease from $14,890,000 to approximately $12,420,000. Contemporaneously, we entered into a new lease with Metavation, LLC (“Metavation”), an affiliate of LC, for the assets previously on lease to LC.  The equipment is subject to a forty-three month lease with Metavation that expires on December 31, 2012.  Metavation’s obligations under the lease are guaranteed by its parent company, Cerion, LLC.  In consideration for restructuring LC’s lease payment schedule, we received a warrant to purchase an additional 65% of the fully diluted membership interests of LC at an aggregate exercise price of $1,000 exercisable until March 31, 2015.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  We and Fund Eleven have ownership interests of 55% and 45%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months. In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR.  On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Although we believe that we are adequately secured under the transaction documents, due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
A 51% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $8,472,000 in cash.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  The equipment consists of all of Sealynx’s machinery in its operating facility, including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.  Subsequently, due to the global downturn in the automotive industry, Sealynx has requested a restructuring of its lease payments during the three months ended September 30, 2009.  We have agreed to reduce Sealynx’s lease payments, but are continuing to negotiate terms acceptable to both parties.  We expect to collect all amounts due in accordance with the lease.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers (each a “Vessel” and, collectively, referred to as the “Vessels”) from the Vroon Group B.V. (“Vroon”), through our wholly-owned subsidiaries, ICON Arabian Express, LLC and ICON Aegean Express, LLC.  We acquired the Vessels by making a cash payment of approximately $6,150,000 per Vessel and a non-recourse loan in the amount of approximately $19,350,000 per Vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have  seventy-two month bareboat charters for the Vessels with a subsidiary of Vroon that commenced on April 24, 2008.  All obligations of the charterer under each respective bareboat charter are guaranteed by Vroon.

Revolving Line of Credit

We and ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Ten, Fund Eleven and Fund Fourteen, entities sponsored by our Manager  (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2010.  The interest rate at September 30, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $7,625,000 at September 30, 2009, none of which was attributable to the Fund.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $84,989 and $233,759 for the three and nine months ended September 30, 2009, respectively.  Our Manager’s interest in our net income for the three and nine months ended September 30, 2009 was $26,925 and $94,771, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2009	2008	2009	2008
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$-	$572,769	$372,809	$1,931,536
ICON Securities Corp.	Managing broker-	Underwriting fees (1)	-	909,326	1,441,563	2,586,093
	dealer
ICON Capital Corp.	Manager	Acquisition fees (2)	(8,881)	2,475,000	7,219,368	5,215,654
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	831,947	615,161	2,791,970	2,047,160
ICON Capital Corp.	Manager	Management fees (3)	898,974	392,159	2,365,826	951,306
			$1,722,040	$4,964,415	$14,191,536	$12,731,749

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Amount charged directly to operations.

At September 30, 2009, we had a payable of $935,620 primarily related to administrative expenses due to our Manager and its affiliates.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
(unaudited)

Assets

	September 30,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$34,066,844	$45,408,378
Current portion of net investment in finance leases	16,562,962	6,175,219
Current portion of notes receivable	21,009,533	17,058,414
Other current assets	5,939,430	2,455,649

Total current assets	77,578,769	71,097,660

Non-current assets:
Net investment in finance leases, less current portion	116,217,508	20,723,514
Leased equipment at cost (less accumulated depreciation of $37,051,061 and $14,178,194, respectively)	300,323,915	302,253,674
Notes receivable, less current portion	48,342,113	35,641,940
Investment in joint venture	4,787,312	5,374,899
Derivative instrument	-	92,388
Due from Manager and affiliates	766,559	641,568
Prepaid acquisition fees	2,250,000	-
Other non-current assets, net	4,551,801	2,759,899

Total non-current assets	477,239,208	367,487,882

Total Assets	$554,817,977	$438,585,542

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$34,198,878	$29,073,897
Derivative instruments	6,179,662	5,431,968
Deferred revenue	5,177,808	4,608,711
Due to Manager and affiliates	935,620	330,980
Accrued expenses and other current liabilities	2,200,057	2,046,343

Total current liabilities	48,692,025	41,491,899

Non-current liabilities:
Non-recourse long-term debt, less current portion	141,657,751	133,501,171
Other non-current liabilities	21,155,525	-

Total non-current liabilities	162,813,276	133,501,171

Total Liabilities	211,505,301	174,993,070

Commitments and contingencies (Note 12)

Equity:
Members' Equity:
Additional Members	282,478,109	229,360,768
Manager	(260,394)	(121,406)
Accumulated other comprehensive loss	(5,988,288)	(5,751,632)

Total Members' Equity	276,229,427	223,487,730

Noncontrolling Interests	67,083,249	40,104,742

Total Equity	343,312,676	263,592,472

Total Liabilities and Equity	$554,817,977	$438,585,542

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue:
Rental income	$13,580,106	$6,407,949	$39,624,342	$14,961,183
Finance income	3,890,129	994,347	7,338,050	2,798,237
Income from investment in joint venture	123,268	163,331	416,134	163,331
Interest and other income	3,189,649	368,694	8,188,820	987,288

Total revenue	20,783,152	7,934,321	55,567,346	18,910,039

Expenses:
Management fees - Manager	898,974	392,159	2,365,826	951,306
Administrative expense reimbursements - Manager	831,947	615,161	2,791,970	2,047,160
General and administrative	1,007,195	122,926	2,029,765	848,824
Interest	3,065,680	880,638	7,572,900	1,810,347
Depreciation and amortization	8,546,647	3,484,995	24,146,023	8,156,922
Impairment loss	3,429,316	-	3,429,316	-
Loss (gain) on financial instruments	53,931	(16,924)	73,226	(214,796)

Total expenses	17,833,690	5,478,955	42,409,026	13,599,763

Net income	2,949,462	2,455,366	13,158,320	5,310,276

Less: Net income attributable to noncontrolling interests	(256,980)	(429,116)	(3,681,265)	(1,139,387)

Net income attributable to Fund Twelve	$2,692,482	$2,026,250	$9,477,055	$4,170,889

Net income attributable to Fund Twelve allocable to:
Additional Members	$2,665,557	$2,005,987	$9,382,284	$4,129,180
Manager	26,925	20,263	94,771	41,709

	$2,692,482	$2,026,250	$9,477,055	$4,170,889

Weighted average number of additional shares of
limited liability company interests outstanding	348,749	203,998	328,813	158,358

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company interests	$7.64	$9.83	$28.53	$26.07

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity
(unaudited)

	Members' Equity

				Accumulated
	Additional Shares			Other
	of Limited Liability Company Interests	Additional Members	Manager	Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	273,989	$229,360,768	$(121,406)	$(5,751,632)	$223,487,730	$40,104,742	$263,592,472

Comprehensive income:
Net income	-	3,040,961	30,717	-	3,071,678	1,366,345	4,438,023
Change in valuation of
derivative instruments	-	-	-	(20,555)	(20,555)	(65,752)	(86,307)
Currency translation adjustment	-	-	-	(609,296)	(609,296)	-	(609,296)
Total comprehensive income	-	-	-	(629,851)	2,441,827	1,300,593	3,742,420
Proceeds from issuance of additional
shares of limited liability company interests	44,673	44,397,807	-	-	44,397,807	-	44,397,807
Sales and offering expenses	-	(4,413,405)	-	-	(4,413,405)	-	(4,413,405)
Cash distributions to members and noncontrolling interests	-	(6,779,850)	(68,483)	-	(6,848,333)	(2,476,304)	(9,324,637)
Investment in joint venture by noncontrolling interest	-	-	-	-	-	18,381,998	18,381,998

Balance, March 31, 2009	318,662	$265,606,281	$(159,172)	$(6,381,483)	$259,065,626	$57,311,029	$316,376,655

Comprehensive income:
Net income	-	3,675,766	37,129	-	3,712,895	2,057,940	5,770,835
Change in valuation of
derivative instruments	-	-	-	1,058,589	1,058,589	267,767	1,326,356
Currency translation adjustment	-	-	-	587,024	587,024	-	587,024
Total comprehensive income	-	-	-	1,645,613	5,358,508	2,325,707	7,684,215
Proceeds from issuance of additional
shares of limited liability company interests	30,164	30,162,009	-	-	30,162,009	-	30,162,009
Sales and offering expenses	-	(3,167,221)	-	-	(3,167,221)	-	(3,167,221)
Cash distributions to members and noncontrolling interests	-	(7,948,350)	(80,287)	-	(8,028,637)	(3,406,487)	(11,435,124)
Shares of limited liability company interests redeemed	(97)	(85,669)	-	-	(85,669)	-	(85,669)

Balance, June 30, 2009	348,729	$288,242,816	$(202,330)	$(4,735,870)	$283,304,616	$56,230,249	$339,534,865

Comprehensive income:
Net income	-	2,665,557	26,925	-	2,692,482	256,980	2,949,462
Change in valuation of
derivative instruments	-	-	-	(1,630,341)	(1,630,341)	(81,456)	(1,711,797)
Currency translation adjustment	-	-	-	377,923	377,923	-	377,923
Total comprehensive income	-	-	-	(1,252,418)	1,440,064	175,524	1,615,588
Cash distributions to members and noncontrolling interests	-	(8,413,877)	(84,989)	-	(8,498,866)	(3,758,727)	(12,257,593)
Shares of limited liability company interests redeemed	(20)	(16,387)	-	-	(16,387)	-	(16,387)
Investment in joint ventures by noncontrolling interest	-	-	-	-	-	14,436,203	14,436,203

Balance, September 30, 2009	348,709	$282,478,109	$(260,394)	$(5,988,288)	$276,229,427	$67,083,249	$343,312,676

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net income	$13,158,320	$5,310,276
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(25,976,664)	(6,953,850)
Finance income	(7,338,050)	(2,798,237)
Income from investment in joint venture	(416,134)	(163,331)
Depreciation and amortization	24,146,023	8,156,922
Impairment loss	3,429,316	-
Interest expense on non-recourse financing paid directly
to lenders by lessees	6,214,847	1,760,062
Interest expense from amortization of debt financing costs	705,186	50,285
Interest expense other	134,263	18,375
Loss (gain) on financial instruments	73,226	(214,796)
Changes in operating assets and liabilities:
Collection of finance leases	13,367,737	7,008,164
Prepaid acquisition fees	(2,250,000)	(2,451,067)
Other assets, net	(7,759,721)	(763,647)
Accrued expenses and other current liabilities	(1,125,538)	577,348
Deferred revenue	569,097	(520,295)
Due from/to Manager and affiliates, net	479,649	118,215
Distributions from joint venture	416,134	-

Net cash provided by operating activities	17,827,691	9,134,424

Cash flows from investing activities:
Purchase of equipment	(61,602,811)	(49,921,909)
Investment in joint venture	-	(5,615,735)
Distributions received from joint venture in excess of profits	587,588	-
Change in restricted cash	(757,037)	-
Investment in notes receivable	(28,739,728)	(164,822)
Repayment of notes receivable	13,661,570	4,367,055

Net cash used in investing activities	(76,850,418)	(51,335,411)

Cash flows from financing activities:
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	66,979,190	118,796,988
Repayments of non-recourse long-term debt	(652,500)	-
Shares of limited liability company interests redeemed	(102,056)	-
Investment in joint ventures by noncontrolling interest	14,436,203	-
Distributions to noncontrolling interests	(9,641,518)	(800,563)
Cash distributions to members	(23,375,836)	(10,481,498)

Net cash provided by financing activities	47,643,483	107,514,927

Effects of exchange rates on cash and cash equivalents	37,710	(509)

Net (decrease) increase in cash and cash equivalents	(11,341,534)	65,313,431

Cash and cash equivalents, beginning of the period	45,408,378	22,154,903

Cash and cash equivalents, end of the period	$34,066,844	$87,468,334

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$518,604	$-

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on non-recourse long-term debt directly
to lenders by lessees	$25,976,664	$6,953,850

Equipment purchased with non-recourse long-term debt paid directly by lender	$34,800,000	$38,699,640

Equipment purchased with subordinated financing provided by seller	$27,500,000	$-

Investment in joint venture by noncontrolling interest	$18,381,998	$4,076,251

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.